Exhibit 99.1

Media:	Paul Laland	Investors:	Nina Ferrari
	650-228-1811		415.264.8796
	laland@novacea.com		ferrari@novacea.com

NOVACEA TO FOCUS DEVELOPMENT ATTENTION AND RESOURCES ON

ONCOLOGY PRODUCT CANDIDATES, ASENTAR AND AQ4N

— Novacea And Pierre Fabre agree to terminate U.S. and Canadian licensing agreement for vinorelbine oral —

SOUTH SAN FRANCISCO, CA – Nov. 1, 2006 – Novacea, Inc. (NASDAQ: NOVC) today announced that the company has made the strategic decision to focus on the development of Asentar™ (DN-101) and AQ4N (banoxantrone) and that it has notified Pierre Fabre Medicament, S.A of its decision to return the U.S. and Canadian development and commercialization rights of vinorelbine oral (OV).

“While we are disappointed that we will not develop OV for patients with metastatic breast cancer, this decision reflects our disciplined approach to portfolio management. This will enable us to focus our resources to further advance and expand clinical indications for our high value oncology product candidates, Asentar and AQ4N, and should reduce our near-term financing needs to execute on our updated plans,” said Brad Goodwin, chief executive officer at Novacea.

Novacea in-licensed U.S. and Canadian development and commercialization rights to OV in July 2005 with the objective of developing and commercializing the product for the treatment of metastatic breast cancer and potentially other cancers.

Initial discussions with the FDA on the development plan for OV centered on conducting a single-arm, open-label, monotherapy trial in approximately 100 patients with fourth-line metastatic breast cancer for initial product registration. After additional consultation with the FDA to formalize the registration trial, the Agency recommended that Novacea conduct a randomized, controlled trial for OV that would increase the size and complexity significantly.

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With its increased focus on Asentar and AQ4N, Novacea will expand development of these promising product candidates. A pivotal Phase 3 trial of Asentar is currently enrolling men with advanced prostate cancer in the United States, Canada and Germany. In early 2007, Novacea intends to finalize and announce its plans to initiate a company-sponsored clinical trial of Asentar in a new indication. AQ4N, a promising product candidate with potential as a single and combination agent in multiple cancers, will be evaluated in a Phase 1/2 clinical trial for glioblastoma multiforme, the most aggressive form of brain cancer. Novacea also currently plans to expand the development of AQ4N into an additional indication in 2007.

Novacea will hold a conference call Wednesday, November 1, 2006 at 8:30 a.m., Eastern Time, to discuss the company’s strategic decision regarding OV and current product portfolio.

Dial-in information:

Domestic: 866.356.3377

International: 1.617.597.5392

Participant code: 22435779

Replay:

Domestic: 888.286.8010

International: 1.617.801.6888

Passcode: 57441518

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC. Novacea’s second product candidate, AQ4N, is expected to advance into a Phase 1/2 clinical trial before the end of 2006 for glioblastoma multiforme in combination with radiation and chemotherapy.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products;

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funding requirements; intellectual property protection for our product candidates; competing products and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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